EXHIBIT 16

                                                                                      [ANDERSEN LOGO]

                                                                                                              Arthur Andersen LLP

                                                                                                              Suite 2200

                                                                                                              101 East Kennedy Boulevard

                                                                                                              Tampa, FL 33602-5141

                                                                                                              Tel 813.222.4600

                                                                                                              www.andersen.com

Office of the Chief Accountant

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

June 19, 2002

Dear Sir/Madam:

The representations made in this letter are based solely on discussions with and representations from the engagement partner and manager on the audits of the financial statements of this registrant for the two most recent fiscal years.  Those individuals are no longer with Arthur Andersen LLP.  We have read paragraphs two through four of Item 4 included in the Form 8-K dated June 19, 2002, of Brown & Brown, Inc. to be filed with the Securities and Exchange Commission and have found no basis for disagreement with the statements contained therein.

Very truly yours,

/S/ ARTHUR ANDERSEN LLP

cc:        Mr. Cory T. Walker

            Chief Financial Officer, Brown & Brown, Inc.